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                                                                   Exhibit  23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of UniverCell Holdings, Inc.

We consent to the use in this Registration Statement of UniverCell Holdings, Inc. on Form SB-2 of our report dated April 6, 2002 appearing in the prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".

                                   /s/  Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, New York
October 17, 2002


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